EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: December 28, 2017	By:	/s/ Brenton Mix
Brenton Mix Chief Executive Officer, Chief Financial Officer and Director